FOURTH QUARTER EARNINGS CALL February 11, 2014 Confidential D R A F T

Legal Notices This presentation is not complete without the accompanying statements made by management during the webcast conference call held on February 11, 2014. This presentation, including Appendices, and the accompanying press release were attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on February 11, 2014 and, along with the replay of the conference call, is also available on PG&E Corporation’s website at www.pge-corp.com. Safe Harbor Statement Management’s statements regarding guidance for PG&E Corporation’s future financial results and earnings from operations per common share, general earnings sensitivities, and the underlying assumptions about the future levels of capital expenditures, rate base, costs, and equity issuances, constitute forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions which are based on current expectations and various forecasts, estimates, and projections, the realization or resolution of which may be outside of management’s control. PG&E Corporation and Pacific Gas and Electric Company (“Utility”) are not able to predict all the factors that may affect future results. Some of the factors that could cause actual results to differ materially include: when and how the pending CPUC investigations and enforcement matters related to the Utility’s natural gas system operating practices and the San Bruno accident are concluded, including the ultimate amount of fines the Utility will be required to pay to the State General Fund, the amount of natural gas transmission costs the Utility will be prohibited from recovering; and the cost of any remedial actions the Utility may be ordered to perform; the outcome of the pending federal criminal investigation related to the San Bruno accident, including the ultimate amount of civil or criminal fines or penalties, if any, the Utility may be required to pay, and the impact of remedial measures the Utility is required to take such as the appointment of an independent monitor; whether PG&E Corporation and the Utility are able to repair the reputational harm that they have suffered, and may suffer in the future, due to the negative publicity surrounding the San Bruno accident and the decisions to be issued in the pending investigations, including any charge or finding of criminal liability; the outcomes and findings of ratemaking proceedings, such as the 2014 GRC, the 2015 GT&S rate case, and the pending TO rate case; the amount and timing of additional common stock issuances by PG&E Corporation, the proceeds of which are contributed as equity to maintain the Utility’s authorized capital structure as the Utility incurs charges and costs that it cannot recover through rates, including costs and fines associated with natural gas matters and the pending investigations; the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; and whether the Utility decides to request that the NRC resume processing the Utility’s renewal application for the two Diablo Canyon operating licenses, and if so, whether the NRC grants the renewal; the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; changes in credit ratings which could result in increased borrowing costs especially if PG&E Corporation or the Utility were to lose its investment grade credit ratings; the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the ultimate outcome of the pending investigations relating to the Utility’s natural gas operations affects the Utility’s ability to make distributions to PG&E Corporation, and, in turn, PG&E Corporation’s ability to pay dividends; the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and the other factors disclosed in PG&E Corporation’s and the Utility’s joint 2013 Annual Report. * Confidential D R A F T

Key Focus Areas * Execute critical gas work Complete regulatory and legal proceedings as soon as possible Rigorous multi-year planning Drive continuous improvement Strengthen local presence Engage in public policy development Resolve gas issues Position company for success Partner effectively Confidential D R A F T

2013 Regulatory and Operational Update

Executing on Operations

- Tested, or validated through records, 239 miles of pipe
- Replaced 64 miles of pipe
- Installed 75 automatic or remote shutoff valves
- Completed Centerline survey
- Improved public safety (wires down, response time)
- Set PG&E record for electric reliability

Regulatory Update

- **General Rate Case** - anticipate Proposed Decision in Q1
- **Gas Transmission rate case** - filed in December
- **TO 14** - FERC approved settlement January 17
- **Gates-Gregg line** - 230 kv, ~70 miles. Selected by ISO with partners MidAmerican and Citizens Energy
- **Energy Efficiency** - awarded $21.6M incentive revenues

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Q4 2013: Earnings Results * See Exhibit A for additional detail. Confidential D R A F T

Q4 2013: Quarter over Quarter Comparison EPS from Operations EPS from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Exhibit A for a reconciliation of EPS from Operations to EPS on a GAAP basis. (1) Other includes accruals related to benefit plans, past Corporation tax equity investing, and charitable contributions. * Confidential D R A F T

Assumptions for 2014 * Authorized ROE: 10.4% Equity Ratio: 52% Cost of Capital Authorized Rate Base (weighted average) ($ billions) Earnings Factors ($ millions) - Under-earning on Gas Transmission & Storage Gas expense Gas capital Gas storage revenues + Energy Efficiency incentive revenues CWIP earnings: offset by below-the-line costs Capital Expenditures ($ millions) *Electric Transmission rate base reflects full TO15 request Confidential D R A F T *Includes $400 M previously reserved for limits on PSEP authorized spend

2014 Natural Gas Matters * Confidential D R A F T Guidance range excludes potential future insurance recoveries and any fines or penalties (timing and magnitude depend on outcome of investigations)

2014 Equity Issuance

Does not reflect resolution of gas investigations


$1,070M
$800M - 1,000M
- Earning authorized return (except Gas Transmission)
- Lower Natural Gas Matters costs
+ Higher capital expenditures
2013
2014*

2013 EOY shares outstanding: 457M

* The guidance range for 2014 does not include potential penalties (other than those already accrued). It assumes the midpoint of the 2014 range for capital expenditures (~$5.5B). It excludes any change in depreciation rates associated with the General Rate Case. And it assumes a timely decision in the General Rate Case.

See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

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Looking Ahead: Capital Expenditures 2014-2016 The high end of the range reflects capex at GRC request levels, including attrition amounts for 2015 and 2016, capex requested in the 2015 Gas Transmission and Storage case, and current views of future electric proceedings. The low end reflects capex consistent with 2013 spending levels, adjusted for completion of the Cornerstone and Utility-owned Solar PV programs. *Excludes Oakley Plant $5B - 6B $4.5B - 6B $4.5B - 6B 2014(1) 2015 2016* Confidential D R A F T * (1) 2014 capex includes ~$400 million previously reserved for limits on authorized PSEP spend.

Looking Ahead: Rate Base Growth 2014-2016 $32B – 35B $28B – 28.5B *Excludes Oakley Plant The high end of the range reflects capex at GRC request levels, including attrition amounts for 2015 and 2016, capex requested in the 2015 Gas Transmission and Storage case, and current views of future electric proceedings. The low end reflects capex consistent with 2013 spending levels, adjusted for completion of the Cornerstone and Utility-owned Solar PV programs. 2014 2016* Confidential D R A F T 2015 $30B – 32.5B * CAGR*: 7 – 11% 2014 - 2016 Weighted Average Rate Base

Gas Pipeline Safety Costs * Changes from prior quarter are noted in blue. PSEP Costs: Customer Recovery ($ millions) Confidential D R A F T

CPSD Recommended Penalty – Total Shareholder Impact * (1) Actual and forecast costs borne by shareholders for gas pipeline safety work, 2010 and beyond. See slide 12 for additional detail. (2) The CPSD penalty recommendation proposes a $300 million fine and recognizes only $435 million of shareholder-funded PSEP spending. The CPSD equates its recommendation to a total of $2.25 billion, which would require $1.515 billion in incremental shareholder-funded gas safety work. Confidential D R A F T

Appendix 1 – Regulatory and Guidance Matters Updates to Appendix 1 Since the Previous Quarter slide 15 Rate Cases 2014 CPUC General Rate Case slide 16 2015 CPUC Gas Transmission Rate Case slide 17 FERC Transmission Owner Rate Case slide 18 Natural Gas Matters Gas Regulatory Proceedings Schedule slide 19 Incremental Equity Factors slide 20 * Confidential D R A F T

Updates to Appendix 1 Since the Previous Quarter Slide 16 2014 CPUC General Rate Case Slide 17 2015 CPUC Gas Transmission Rate Case Slide 18 FERC Transmission Owner Rate Case Slide 19 Gas Regulatory Proceedings Schedule Slide 20 Incremental Equity Factors * Confidential D R A F T

2012 2013 2014 CPUC General Rate Case * Request sets base revenue requirement for 2014-2016 Includes operating costs and capital for generation and electric and gas distribution Excludes fuel and purchased power, cost of capital, electric transmission, and gas transmission 2014 revenue requirement requests increase of $1.16 billion Requested attrition increases of $436 million and $486 million in 2015 and 2016, respectively Assigned Commissioner: Florio Administrative Law Judge: Pulsifer Application Filed Evidentiary Hearing Opening & Reply Briefs Proposed Decision Final Decision Q1 Q4 Q2 Q3 Q4* Phase II filed ORA Testimony Confidential D R A F T *Timeline is based on original schedule. PG&E has not yet received a Proposed or Final Decision

2015 CPUC Gas Transmission Rate Case * Application filed with the CPUC on December 19, 2013 Request sets revenue requirement for 2015-2017 Includes operating costs and capital for CPUC jurisdictional gas transmission and storage 2015 revenue requirement of $1.2 billion is a requested increase of $555 million Requested attrition increases of $61 million and $168 million in 2016 and 2017, respectively Significant request reflecting expense and capital to comply with new requirements Assigned Commissioner: Peterman Administrative Law Judge: Long *Timeline has been proposed to CPUC. 2014 2013 2014 Q1 Q4 Q2 Q3 Q4 Evidentiary Hearing Opening & Reply Briefs Proposed Decision Final Decision Application Filed Confidential D R A F T

FERC Transmission Owner Rate Case * September 2013 – FERC accepted TO15 subject to refund and rates which went into effect October 1, 2013 Requested revenue requirement of $1.072 billion and a ROE of 10.9% February 11 and 12, 2014 – Next settlement conference • December 2012 – FERC accepted TO14 subject to refund • October 10, 2013 – Settlement judge informed the commission that parties have reached an agreement in principle • October 29, 2013 – Settlement filed with FERC, with a revenue requirement of $1.017 billion and a depreciation rate of 2.56% January 17, 2014 – Settlement approved by FERC • Rates were effective from May 1, 2013 through September 30, 2013 Confidential D R A F T TO 14 TO 15

10/15: Parties’ reply comments on ALJs’ financial questions Gas Regulatory Proceedings Schedule * 10/29: PSEP Update application PSEP quarterly compliance filing 12/2: CPUC en banc hearing 12/13: Revised alternate proposed decision 12/19: Decision on Rule 1.1 Order to Show Cause and decision allowing increased pressure on Line 147 Recordkeeping OII I. 11-02-016 Class Location OII I. 11-11-009 Gas Pipeline OII I. 12-01-007 December October November January 11/4: Alternate proposed decision 11/18: Cross examination of PG&E in Order to Show Cause Gas Pipeline Safety OIR R. 11-02-019 Orders to Show Cause Confidential D R A F T 1/17: Pipeline pressure Order to Show Cause opening briefs 1/31: Pipeline pressure Order to Show Cause reply briefs 10/1: Parties’ responses to recommendations on errata filing 10/30: Line 147 proposed decision 1/30: PSEP quarterly compliance filing February 2013 2014

Incremental Equity Factors * Equity Impacting Event Multiplier Fine paid to state General Fund (1) 100% Unrecovered expenses (2) (3) 60% Capital write-off (3) 30% Incremental Equity Factors Associated with Gas Matters (1) Applies to newly issued fines. Fines already accrued: 50% multiplier (2) Applies to expenses in the year in which they are incurred (3) Assumes costs tax deductible

Appendix 2 – Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation Earnings from Operations to Consolidated slide 22 Income Available for Common Shareholders in Accordance with GAAP Exhibit B: Key Drivers of PG&E Corporation Earnings per Common Share from Operations slide 23 Exhibit C: Operational Performance Metrics slide 24-25 Exhibit D: Sales and Sources Summary slide 26 Exhibit E: EPS Guidance slide 27 Exhibit F: General Earnings Sensitivities slide 28 Exhibit G: Summary of Selected Regulatory Cases slide 29-32 * Confidential D R A F T

Exhibit A: Reconciliation of PG&E Corporation Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) * Fourth Quarter, 2013 vs. 2012 (in millions, except per share amounts) “Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below. Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP. The Utility incurred net costs of $160 million and $645 million, pre-tax, during the three and twelve months ended December 31, 2013, respectively, in connection with natural gas matters. These amounts included pipeline-related expenses to validate safe operating pressures and perform other activities associated with the Utility’s pipeline safety enhancement plan (“PSEP”) that were disallowed by the CPUC, costs related to the Utility’s multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way and other gas-related work, and legal and other expenses. A charge was also recorded for disallowed PSEP capital expenditures, reflecting forecasted capital expenditures through 2014 that are expected to exceed the amount to be recovered. Costs incurred also included charges for fines imposed by the CPUC related to self-reported violations and other enforcement matters and an increase in the accrual for third-party claims related to the San Bruno accident. These costs were partially offset by insurance recoveries. (4) The Utility recorded charges of $0 and $7 million, pre-tax, during the three and twelve months ended December 31, 2013, respectively, for environmental remediation costs associated with the Utility's natural gas compressor site located near Hinkley, California.

Exhibit B: Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations * Fourth Quarter, 2013 vs. 2012 ($/Share, Diluted) (1) See Exhibit A for a reconciliation of EPS from Operations to EPS on a GAAP basis.

Exhibit C: Operational Performance Metrics * The 2013 target for earnings from operations is not publicly reported but is consistent with the guidance range provided for 2013 EPS from operations of $2.55 to $2.75. Fourth Quarter and Year-to-Date 2013 Performance See following page for definitions of the operational performance metrics.

Definitions of 2013 Operational Performance Metrics from Exhibit C * The Operational Performance Metrics focus on three areas: safety (public and employee), customer service, and financial performance. The column titled “Meets Target” shows illustratively whether or not the metric has met the year target. Safety Public and employee safety are measured in four areas: (1) Nuclear Operations Safety, (2) Gas Operations Safety, (3) Electric Operations Safety, and (4) Employee Safety. The safety of the Utility’s nuclear power operations is represented by 12 performance indicators for nuclear power generation reported to the Institute of Nuclear Power Operations (“INPO”) and compared to industry benchmarks. The safety of the Utility’s natural gas operations is represented by (a) the number of certain open leaks at year-end and (b) the timeliness (measured in minutes) of on-site response to gas emergency service calls. The safety of the Utility’s electric operations is represented by (a) the percentage improvement in the number of wire down events with resulting sustained unplanned outages, and (b) the percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential PG&E electric hazard. The safety of the Utility’s employees is represented by (a) the number of lost workday cases incurred per 200,000 hours worked (or for approximately every 100 employees), and (b) the number of serious motor vehicle incidents that the driver could have reasonably avoided, per one million miles driven. Customer Customer satisfaction and service reliability are measured by: The overall satisfaction (measured as a score of zero to 100) of customers with the products and services offered by the Utility, as measured through a quarterly survey performed by an independent third-party research firm. The number of third party “dig-ins” (i.e., damage resulting in repair or replacement of underground facility) to Utility gas and electric assets per 1,000 Underground Service Alert tickets. The timeliness (measured in days) of gas asset information being entered into the Utility’s gas mapping system after a gas project is completed. The efficient completion of certain committed work for gas operations-related programs. The index is comprised of five components related to the completion of committed work and three components related to the cost of completing the work. The total time (measured in minutes) the average customer is without electric power during a given time period. Financial Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations. It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability). The measurement is not in accordance with GAAP. For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Exhibit A.

Exhibit D: Pacific Gas and Electric Company Sales and Sources Summary * Fourth Quarter, 2013 vs. 2012 Please see the 2013 Annual Report on Form 10-K for additional information about operating statistics. Includes other sources of electric energy totaling 1,958 kWh and 395 kWh for the three months ended December 31, 2013 and 2012, respectively, and 5,132 kWh and 5,610 kWh for the twelve months ended December 31, 2013 and 2012, respectively.

Exhibit E: PG&E Corporation EPS Guidance * Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP. The pre-tax range of costs for items in natural gas matters is shown below. The range of $350 million to $450 million reflects pipeline-related expenses that are not recoverable through rates, including costs to perform work associated with the Utility’s PSEP, costs related to the Utility’s multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way, costs related to the integrity management of transmission pipelines and other gas-related work, including validating the operating pressure of stations, and legal and other expenses. The guidance provided does not include any potential future fines (other than those already accrued). The ultimate amount of fines imposed on the Utility that is payable to the State General Fund could be materially higher than the $200 million previously accrued for the pending CPUC investigations. The CPUC and staff could impose additional fines for self-reports and other enforcement matters. The Utility’s best estimate of probable loss for third-party claims related to the San Bruno accident is $565 million, the cumulative charges recorded through 2013. Although the Utility believes that a significant portion of the costs it incurs for third-party claims and associated legal expenses will be recovered through its insurance, the amount and timing of future recoveries is uncertain. The Utility recognizes insurance recoveries when deemed probable under applicable accounting standards. (3) Guidance does not include potential environmental-related costs that the Utility could incur in 2014 if the final order for Hinkley remediation is more onerous than the Utility’s proposal. Actual financial results for 2014 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Safe Harbor Statements.

Exhibit F: General Earnings Sensitivities PG&E Corporation and Pacific Gas and Electric Company * These general earnings sensitivities on factors that may affect 2014 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Safe Harbor Statements.

Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases *

Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases (Cont.) *

Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases (Cont.) *

Exhibit G: Pacific Gas and Electric Company Summary of Selected Regulatory Cases (Cont.) *